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[Letterhead of AIG American General]
                                                                  EXHIBIT (l)(1)
                                                        Wayne Barnard, FSA, MAAA
                                                           Senior Vice President

                                January 23, 2004

American General Life Insurance Company
2727-A Allen Parkway
Houston, TX 77019

Ladies and Gentlemen:

This opinion is furnished in connection with the filing of the Registration Statement on Form N-6 by American General Life Insurance Company Separate Account VL-R (the "Separate Account") and American General Life Insurance Company ("AGL") covering an indefinite number of units of interests in the Separate Account. Net premiums received under AGL's Platinum Investor/SM/ FlexDirector flexible premium variable life insurance policies (the "Policies") to be offered by AGL may be allocated by AGL to the Separate Account as described in the Prospectus forming a part of the Registration Statement.

I am familiar with the Policies' provisions. I am also familiar with the description contained in the Prospectus. In my opinion:

     The table of cost of insurance rates, set forth under "Tables of Charges" in the Prospectus, contains both the current and guaranteed rates to be used for these Policies for persons of illustrative ages. These rates have not been designed so as to make the relationship between current and guaranteed rates more favorable for persons of the ages illustrated than for persons at other ages or different gender.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the heading "Actuarial Expert" in the Statement of Additional Information.

Very truly yours,


/s/  WAYNE A. BARNARD
------------------------
Wayne A. Barnard
Senior Vice President


                      American General Life Companies, LLC
                  Member of American International Group, Inc.

         2727-A Allen Parkway . Houston, TX 77019-2155 . 713.831.3246 .
                   Fax 713.342.7550 . wayne_barnard@aigag.com